FOR IMMEDIATE RELEASE

                                               January 24, 2005

NORFOLK SOUTHERN ESTIMATES GRANITEVILLE COSTS

NORFOLK, VA - Norfolk Southern Corporation (NYSE: NSC) said it expects the first quarter 2005 to reflect expenses in the range of $30 to $40 million (pretax) relating to the Jan. 6 derailment at Graniteville, S.C.

The amount includes Norfolk Southern's self-insurance retention under its insurance policies, as well as other uninsured costs. Although potential losses may exceed self-insurance retention amounts, NS expects at this time that insurance coverage is adequate to cover the potential claims or settlements.  The amount does not include any fines or penalties that could be imposed.

Norfolk Southern Corporation is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, Canada, serving every major container port in the eastern United States and providing superior connections to western rail carriers. NS operates the most extensive intermodal network in the East and is North America's largest rail carrier of automotive parts and finished vehicles.

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         (Media) Bob Fort, 757-629-2710

           (Investors) Leanne Marilley, 757-629-2861